                                                                October 16, 1996

                              FIRST AMENDMENT TO LEASE


    This FIRST AMENDMENT TO LEASE ("First Amendment") is made on the 16th day of October, 1996 between CMD REALTY INVESTMENT FUND, L.P., an Illinois limited partnership ("Landlord"), and DATAMETRICS SYSTEMS CORPORATION, a Delaware corporation ("Tenant").

    A. Upland Industries Corporation, a Nebraska corporation and Collin Equities, Inc., a Texas corporation, as tenants in common collectively, ("Original Landlord") and Tenant previously entered into that certain Office Building Lease, dated July 31, 1992 ("Lease"), regarding the lease of certain premises commonly known as Suite 300 ("Original Premises") in the building ("Building") commonly known as One Monument Place, 12150 Monument Drive, Fairfax, Virginia 22033-4051. Landlord is successor to Original Landlord.

    B. Pursuant to the terms and conditions of Section 5 of Addendum I to the Lease, Tenant desires to exercise its Right of First Offer contained therein, and Landlord and Tenant desire to expand the Original Premises and make certain other modifications to the terms and conditions of the Lease, all pursuant to the terms and conditions hereof.

    Landlord and Tenant agree as follows:

         1. DEFINITIONS. All of the terms used in this First Amendment shall have tile same meanings as set forth in the Lease except to the extent expressly set forth herein.

              (a) EXPANSION SPACE. The term "EXPANSION SPACE" means those certain premises known as Suite 301 designated on Exhibit A attached hereto and made a part hereof. It is hereby stipulated that Suite 301 is 5,224 rentable square feet.

              (b)  EXPANSION SPACE COMMENCEMENT DATE.  The term "EXPANSION
SPACE COMMENCEMENT DATE" means the date Landlord notifies Tenant in writing that the Expansion Space is ready for occupancy as defined in Section 3.03 of the Lease.

         2. IMPROVEMENTS TO BE CONSTRUCTED. Landlord will make or construct certain improvements in the Premises ("Tenant Improvements") substantially in accordance with the Working Drawings and Specifications (as hereinafter defined) and subject and according to the terms and conditions set forth herein.

              (a) PREMISES WORKING DRAWINGS AND SPECIFICATIONS. Landlord shall cause to be prepared and delivered to Tenant working drawings and specifications for the Tenant Improvements ("Working Drawings and Specifications"). Tenant shall have the right to approve or disapprove the Working Drawings and Specifications by written notice to Landlord within 5 days after receipt thereof, which approval may not be unreasonably withheld. If Tenant fails to deliver a written notice of approval or disapproval within such 5 day period, the Working Drawings and Specifications shall be deemed approved. If Tenant delivers to Landlord within such 5 day period a written notice of disapproval of the Working Drawings and Specifications, then Landlord shall revise the Working Drawings and Specifications to remove the reasons for Tenant's disapproval within 10 days of Landlord's receipt of such disapproval notice. Landlord's preparation of the Working Drawings and Specifications shall not constitute assumption of any liability on the part of Landlord for the accuracy of their conformity with the requirements of any building code or the municipal governmental regulation or ordinance.

                     (i) PREMISES CONSTRUCTION DOCUMENTS. Promptly after Tenant's approval or deemed approval of the Working Drawings and Specifications, Landlord shall deliver to Tenant a copy of a written contract covering the construction of the Premises Improvements ("Construction Contract"), setting forth the total cost of completion of the Premises Improvements in accordance with the Working Drawings and Specifications ("Contract Amount"). The Contract Amount, plus Landlord's construction management fee (which shall equal five percent (5%) of the Contract Amount) and the cost of preparing the Working Drawings and Specifications are collectively referred to herein as the "Construction Cost".

                    (ii)     PREMISES IMPROVEMENTS ALLOWANCE.

                             (a)  PREMISES IMPROVEMENTS ALLOWANCE.  The term
"Improvements Allowance" means, for the purpose of this Lease, an amount equal to the lesser of (A) the Construction Cost, and (B) the Maximum Improvements Allowance (as hereinafter defined).

                             (b)  MAXIMUM IMPROVEMENTS ALLOWANCE.  The term
"Maximum Improvements Allowance" shall be determined by the product of (x) $20.00 multiplied by the number of square feet of the Rentable Area contained in the Expansion Space and (y) the percentage obtained by dividing the number of months remaining under the Term from and after the Expansion Space Commencement Date by 60 (60 being the total number of months in the Term).

                   (iii) PREMISES CONSTRUCTION ESCROW. Landlord shall, prior to the commencement of construction of the Premises Improvements, establish an escrow ("Construction Escrow") with itself or a title company satisfactory to Landlord ("Escrow Agent"). Landlord shall deposit in the Construction Escrow as and when required amounts ("Landlord Deposits") which in the aggregate do not exceed the Improvements Allowance. If the Construction Cost is greater than the Maximum Improvements Allowance, then Tenant shall deposit in the Construction Escrow within seven (7) business days after the establishment of the Construction Escrow an amount ("Tenant Deposit") equal to the difference between (i) the Construction Cost and (ii) the Maximum Improvements Allowance. All amounts of the Construction Cost shall be paid by the Escrow Agent. All amounts payable to the Escrow Agent with respect to the creation, maintenance and disbursement of the Construction Escrow shall be the sole responsibility of Tenant.

         3. ADDITIONAL PREMISES. From and after the Expansion Space Commencement Date, Landlord does hereby lease to Tenant and Tenant does hereby take and rent from Landlord the Expansion Space in "As Is" condition and upon all of the terms and conditions of this First Amendment and the Lease except to the extent expressly set forth herein. From and after the Expansion Space Commencement Date, the term "Premises" under the Lease shall be deemed to include the Expansion Space, and Landlord and Tenant agree that from and after the Expansion Space Commencement Date, the rentable area contained in the Premises shall be 18,874 square feet.

         4. BASE RENT. Notwithstanding anything contained in the Lease to the contrary, commencing on the Expansion Premises Commencement Date, Tenant shall pay to Landlord in the manner described in the Lease, Base Rent in equal monthly installments as follows:

                                                 MONTHLY INSTALLMENT
              PERIOD                             OF BASE RENT

              Expansion Space Commencement            $25,705.99
              Date - 10/31/97

         5. TENANT'S SHARE. Notwithstanding anything contained in the Lease to the contrary, Tenant's proportionate share, as defined in Section 1.01 of the Lease, as amended, shall be, from and after the Additional Premises Commencement Date, equal to 8.5855 %.

         6.   ADDENDUM I OF THE LEASE.  Sections 2, 3, 4, 5, and 9 of Addendum
I of the Original Lease are no longer applicable and are hereby deleted in their entirety.

         7. BROKERAGE. Tenant represents and warrants to Landlord that, no broker, agent, commission salesperson, or other person has represented Tenant other than The Bank Companies, Inc. ("Broker") in the negotiations for this First Amendment, and that no commissions and/or fees of any kind are due and payable in connection with this transaction other than that agreed to between Landlord and Broker. Tenant agrees to indemnify and hold Landlord harmless from all loss, cost, and damage suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained herein, whether or not disclosed.

         8. PAYMENTS DUE LANDLORD. Notwithstanding anything to the contrary in the Lease, all rent and other payments required to be made by Tenant to Landlord under the Lease, as amended from time to time, shall be payable to Landlord at CMD Realty Investment Fund, L.P., c/o The First National Bank of Chicago, P.O. Box 70485, Chicago, Illinois 60673-0485, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

         9. NOTICES. The address for notice or documents delivered to Landlord set forth in the Lease is hereby deleted, and the following is substituted in its place:

         CMD Realty Investment Fund, L.P.
         c/o CMD Realty Investors, Inc.
         12150 Monument Drive, Suite 215
         Fairfax, Virginia 22033-4051
         Attention: Senior Property Manager

with copies to:

         CMD Realty Investment Fund, L.P.
         c/o CMD Realty Investors, Inc.
         2500 Meridian Parkway, Suite 135
         Durham, NC 27713
         Attention: Asset Manager

         CMD Realty Investment Fund, L.P.
         c/o CMD Realty Investors, Inc.
         227 West Monroe Street, Suite 3900
         Chicago, Illinois 60606
         Attention: General Counsel

         10. AMENDMENT. This First Amendment is an amendment to the Lease, and not a lease for the Expansion Space separate and apart from the lease of the premises under the Lease. Notwithstanding the foregoing, any default by Tenant under this First Amendment shall be a default, and Landlord may thereupon exercise any and all rights available for default, under the Lease.

         11. FULL FORCE AND EFFECT. All of the terms and conditions set forth in the Lease shall remain in full force and effect, except to the extent otherwise expressly set forth in this First Amendment.

         12. CONFLICTS. In the event that any of the provisions of the Lease conflict with any of the terms and provisions of this First Amendment, the terms and conditions of this First Amendment shall prevail.

         13. EXCULPATION. Neither the partners, if Landlord is a partnership, or if Landlord is a trustee of a trust, the beneficiaries of such trust, nor the shareholders (nor any of the partners comprising same), directors or officers of any of the foregoing (collectively, the "Parties") shall be liable for the performance of Landlord's obligations under this First Amendment and the Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against the rest of the Parties. The liability of Landlord for Landlord's obligations under this First Amendment and the Lease shall not exceed and shall be limited to the value of Landlord's interest in the Building and Tenant shall not look to the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this First Amendment or the Lease or to satisfy a judgment against Landlord.

         14. TIME OF ESSENCE. Time is of the essence of each and every term of this First Amendment.

                             LANDLORD:

                             CMD REALTY INVESTMENT FUND, L.P.,
                             an Illinois limited partnership

                                  By: CMD REIM, INC., an Illinois corporation, General Partner


                                  /s/ James R. Higley
                                  --------------------------------------------

                                  By:    James R. Higley

                                         Its:   Vice President

                             TENANT:

                             DATAMETRICS SYSTEMS CORPORATION, a Delaware corporation


                             /s/ John N. Dripps
                             -------------------------------------------------

                             By:    John Dripps
                             Its:   Vice President, Finance & Admin.